Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-200634; 333-
200635;
333-200641; 333-200665; 333-215254; 333-215255; 333-228653; 333-230312; 333-249143; 333-
272975) pertaining to the UBS Financial Services Incorporated of Puerto Rico Savings Plus Plan (the Plan) of
UBS Financial Services Inc. (the Company) of our report dated June 29, 2026, with respect to the financial statements and schedule of the Company’s Plan included in this Annual Report (Form 11-K) for the year ended
December 31, 2025.
/s/ Ernst & Young
LLP
New York, New York
June 29, 2026